EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-254197) of Metropolitan Bank Holding Corp. of our report dated March 8, 2021, on the consolidated financial statements of Metropolitan Bank Holding Corp. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

New York, New York

August 25, 2021